UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2002

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in charter)

Michigan	0-22025	94-3096597

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor Michigan	48106

(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code (734) 930-5555

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

Exhibit
No.	Description

99	Slides used in presentations

Item 9. Regulation FD Disclosure.

Attached hereto as Exhibit 99, which is incorporated herein by reference, is a copy of certain slides used by the Company in making a webcast presentation and in subsequent presentations to interested parties, including analysts and shareholders. This information is not “filed” pursuant to the Securities Exchange Act and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD. Any information in this report supercedes inconsistent or outdated information contained in earlier Regulation FD disclosures.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: September 9, 2002	By:	/s/ Alan M. Wright

Senior Vice President, Administration and Financial Operations

EXHIBIT INDEX

Exhibit
No.	Description

99	Slides used in presentations